Exhibit 10.1

As approved by the
Board of Directors on
February 9, 2016

Loews Corporation

2016 Incentive Compensation Plan

i

Loews Corporation

2016 Incentive Compensation Plan

1.	PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purposes of the 2016 Incentive Compensation Plan, which, from and after the Effective Date, replaces the Loews Corporation Stock Option Plan (the “Prior Plan”), are to attract, motivate and retain (a) employees of the Company and any Subsidiary and Affiliate, (b) independent contractors who provide significant services to the Company, any Subsidiary or Affiliate and (c) non-employee directors of the Company, any Subsidiary or any Affiliate.  The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interests with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.  The outstanding awards pursuant to the Prior Plan shall remain in full force and effect in accordance with their terms following the Effective Date.

2.	DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)	“Award” means individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash-Based Awards.

(c)
“Award Terms” means any written agreement, contract or other instrument or document evidencing an Award.  Capitalized terms used in the Award Terms but not defined therein shall have the meanings defined in the Plan.

(d)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)	“Board” means the Board of Directors of the Company.

(f)
“Cause” shall have the meaning set forth in the employment or engagement agreement between a Grantee and the Company, any Subsidiary or any Affiliate, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Grantee for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Grantee’s employment, engagement or directorial duties, (3) willful and deliberate failure on the part of a Grantee to perform the Grantee’s employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Committee.  The Committee shall, unless otherwise provided in an Award Terms or employment or engagement agreement with the Grantee, have the sole discretion to determine whether Cause exists, and its determination shall be final.

(g)
“Cash-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) hereof, payable in cash and other than an Other Stock-Based Award, which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as determined by the Committee and consistent with the Plan.

(h)	“Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)
any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

(iii)
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates)

representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(i)
“Code” means the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.  Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j)
“Committee” shall have the meaning set forth in Section 3(a); provided, however, that with respect to any Grantee who is a Covered Employee, any reference in the Plan to the “Committee” shall be deemed to refer to the Compensation Committee, in accordance with Section 3(a).

(k)
“Compensation Committee” means the Compensation Committee of the Board.  Unless otherwise determined by the Board, the Compensation Committee shall be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to New York Stock Exchange requirements.

(l)	“Company” means Loews Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(m)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(n)	“Designated Beneficiary” shall have the meaning set forth in Section 7(b).

(o)	“Disability” means unless otherwise provided by the Committee, (1) “Disability” as defined in any individual Award Terms to which the Grantee is a party, or (2)

if there is no such Award Terms or it does not define “Disability,” “Disability” as defined under Section 409A of the Code.

(p)
“Effective Date” means the date that the Plan was adopted by the Board; provided, however, that the Plan shall be subject to the approval by the shareholders of the Company at the annual meeting for such shareholders held in 2016.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(r)
“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Stock reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.  Unless the Committee determines otherwise, Fair Market Value shall be equal to the reported closing price of a share of Stock on the applicable date on the principal stock exchange on which the shares of Stock are then traded or, if no shares of Stock have traded on such exchange on such date, then on the most recent date on which shares of Stock traded on such stock exchange.  In the event shares of Stock are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(s)
“Good Reason” means, with respect to a Grantee, “Good Reason” as defined in such Grantee’s employment or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Good Reason (or a term of like import, such as “constructive discharge”) or, if no such agreement exists or such agreement does not contain a definition of Good Reason (or a term of like import), then Good Reason shall mean (a) a reduction of 10% or more of the Grantee’s annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive), (b) a required relocation of the Grantee’s primary work location to a location more than fifty (50) miles from the Grantee’s current primary work location or (c) a material diminution in the Grantee’s authority, duties or responsibilities; provided, however, that such reduction, relocation or diminution in clauses (a) through (c) above shall not constitute Good Reason unless the Grantee shall have notified the Company in writing describing such reduction, required relocation or diminution within thirty (30) business days of its initial occurrence and the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company’s receipt of such written notice.

(t)	“Grantee” means a person who, as an employee of or independent contractor or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(u)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(v)	“NQSO” means any Option that is not an ISO.

(w)	“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(x)
“Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) (and to the extent applicable Section 6(b)(i)) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units, or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as determined by the Committee and consistent with the Plan.

(y)
“Performance Based Income” means, for each Performance Period, the consolidated net income of the Company and its subsidiaries, as reported in the Company’s Consolidated Statement of Operations for such Performance Period, as adjusted by the Committee in its sole discretion to take into account such specified objective factors that may impact the Company’s business generally, or the business of any of the Company’s consolidated subsidiaries, as the Committee in the exercise of its judgment deems reasonable and appropriate to exclude or include in the computation of consolidated net income, including, without limitation, realized and unrealized gains and losses, the impact of accounting changes, the impact of acquisitions and dispositions of a business or asset, charges relating to the disposition by judgment or settlement of material litigation, charges relating to reserve strengthening and adverse dividend or premium development associated with prior accident years, the impact of catastrophes and other extraordinary items and events, and the impact of changes in legislation or regulation.

(z)
“Performance Goals” means performance goals based on one or more of the following criteria, subject to such adjustments as the Committee, in its sole discretion, may determine prior to the granting of an Award to be reasonable and appropriate in establishing a Performance Goal for such Award: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted) including operating earnings per share; (iv) operating profit; (v) Performance Based Income; (vi) revenue, revenue growth or rate of revenue growth; (vii) assets, return on assets (gross or net), return on investment, capital, return on capital, or return on equity; (viii) returns on sales or revenues; (ix) expenses, operating expenses or expense ratios; (x) stock price appreciation or shareholder equity; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) economic value created; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) book value, common stock price or total shareholder return; (xvii) cost targets, reductions and savings, productivity and efficiencies; (xviii) debt to capital ratio or market share; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xxi) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to performance relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.  The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).  Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles, if applicable, shall be subject to adjustment by the Committee, and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or infrequently occurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(aa)
“Performance Period” means a period established by the Committee during which performance will be measured under an Award.  Generally, a Performance Period shall be the twelve-month period commencing January 1 of a calendar year and ending on December 31 of such calendar year.  In addition, the Committee may establish Performance Periods beginning and/or ending on other dates (including without limitation Performance Periods of less or more than one calendar year).

(bb)
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(cc)	“Plan” means this 2016 Incentive Compensation Plan, as amended from time to time.

(dd)	“Plan Year” means a calendar year.

(ee)	“Prior Plan” shall have the meaning set forth in the preamble.

(ff)	“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that may be subject to certain transfer restrictions and to a risk of forfeiture.

(gg)
“Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive Stock or cash in an amount measured by reference to the value of Stock, which right may be subject to the attainment of Performance Goals in a period of continued employment or other terms and conditions as permitted under the Plan.

(hh)
“Retirement” means (unless otherwise provided in the applicable Award Terms) a Termination by the Grantee occurring on or after the Grantee attains either age fifty-five (55) with ten (10) years of service or age sixty (60) with five (5) years of service; provided, however, Retirement shall not include a Termination by the Company for Cause.  For purposes of this definition, service of the Grantee with any corporation or other entity that is the successor of the Company shall be deemed service with the Company.  A Termination by a consultant or non-employee director shall in no event be considered a Retirement.

(ii)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(jj)	“Stock” means shares of common stock of the Company.

(kk)	“Stock Appreciation Right” or “SAR” means an Award, payable in cash or Stock, that entitles a Grantee upon exercise to the excess of the Fair Market Value of the

Stock underlying the Award over the base price established in respect of such Stock.

(ll)
“Subsidiary” means any company in an unbroken chain of companies beginning with the Company, each of which (other than the last such company in the unbroken chain) holds 50% or more of the total combined voting power of all classes of stock or other ownership interests in one of the other companies in the chain.

(mm)
“Term” means the period beginning on the date of grant of an Award and ending on the date the Award expires pursuant to the Plan and the relevant Award Terms, as determined in accordance with Section 6(a).

(nn)
“Termination” of a Grantee shall be considered to have occurred at the point in time that the Grantee ceases, for any reason, to be an employee, independent contractor or non-employee director of the Company, a Subsidiary or an Affiliate, including, without limitation, as a result of the fact that the entity by which such Grantee is employed or engaged or of which such Grantee is a director has ceased to be affiliated with the Company.

3.	ADMINISTRATION.

(a)
The Plan shall be administered by the Board or such committee or committees of the Board as the Board may designate from time to time (as applicable, the “Committee”).  In respect of administration of the Plan for Covered Employees, references herein to the Committee shall be deemed to refer to the Compensation Committee.  In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to refer to the Board.  The Board or the Committee may also delegate the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.

(b)
The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons.  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, accelerated, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.  No Committee member shall be liable for any action or determination made with respect to the Plan or any Award.

4.	ELIGIBILITY.

(a)
Awards may be granted to officers, independent contractors, employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates; provided, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company or any of its Subsidiaries.

(b)
No ISO shall be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted.  In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

5.	STOCK SUBJECT TO THE PLAN.

(a)
Share Limit.  Subject to adjustment as provided herein, the maximum number of shares of Stock available for issuance under the Plan (the “Share Limit”) shall be the sum of (i) six million (6,000,000) shares plus (ii) the number of shares that are forfeited under the Prior Plan following the Effective Date (including as a result of the termination or expiration prior to exercise of any awards thereunder).  Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  Any shares of Stock issued in respect of Awards hereunder shall be counted against this limit as one share for every one share subject to such Award.  If any shares subject to an Award are forfeited, canceled, exchanged, withheld or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, withholding, surrender, termination or expiration, again be available for Awards under the Plan.  Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

(b)
Individual Limits.  No Grantee may receive any combination of Awards relating to more than five hundred thousand (500,000) shares of Stock in the aggregate, or a Cash-Based Award with a value that exceeds ten million dollars ($10,000,000) in the aggregate, in any fiscal year of the Company under this Plan (subject to adjustment under Section 5(d) hereof).  Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

(c)
Director Limit.  Notwithstanding Section 5(b) above, no non-employee director of the Board may receive, in any fiscal year of the Company under this Plan (subject to adjustment herein), any combination of Awards having an aggregate value, determined as of the dates of such Awards, of more than five hundred thousand dollars ($500,000).

(d)
Adjustments.  In the event of any stock dividend, stock split, extraordinary cash dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, then the Committee shall make adjustments to preserve the benefits or potential benefits of the Plan and outstanding Awards including, without limitation, such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

(e)
Substitution Awards.  Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become employees of the Company or its Subsidiaries, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary.  The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted.  If shares of Stock are issued under the Plan with respect to an Award granted under this Section such shares of Stock will not count against the Share Limit.

6.	SPECIFIC TERMS OF AWARDS.

(a)
General.  The Term of each Award shall be for such period as may be determined by the Committee, but not more than ten years.  Subject to the terms of the Plan and any applicable Award Terms, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code, on a deferred basis.

(b)
Awards.  The Committee is authorized to grant to eligible participants in the Plan the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan; provided, that Options may be granted to a Grantee only to the extent that the Stock constitutes “service recipient stock” within the meaning of Section 409A of the Code with respect to such Grantee.  The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan.

(i)	Options and SARs. The Committee is authorized to grant Options and SARs to eligible participants in the Plan on the following terms and conditions:

(A)	The Award Terms evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO, but any Option not so designated shall be an NQSO.

(B)
The exercise or base price per share of Stock underlying an Option or SAR shall be determined by the Committee, but in no event shall the exercise or base price of an Option or SAR per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option or SAR.  The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion.  In addition, subject to applicable law and if approved by the Committee in its sole discretion, payment of the exercise price may be made by the employee irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.  In the case of any ISO such permission must be provided for at the time of grant and set forth in the Award Terms.  Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due.  The Committee may permit such amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock or cash, as applicable that otherwise would be distributed to such employee upon exercise of an Option or SAR, or a combination of cash and shares of such Stock in such amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity in satisfaction of a Grantee’s tax obligations.

(C)
Options and SARs shall be exercisable over the Term (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms.  An Option or SAR may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D)
Upon the Termination of a Grantee, the Options or SARs granted to such Grantee, to the extent that they are exercisable at the time of such Termination, shall remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their respective Terms.  The treatment of any Option or SAR that is unexercisable as of the date of such Termination shall be as set forth in the applicable Award Terms, but if no such treatment is specified, all such Options or SARs shall be forfeited upon such Termination.

(E)
Options or SARs may be subject to such other conditions including, but not limited to, restrictions or conditions to the vesting of such Awards, restrictions on transferability of, or provisions for recovery of, the shares acquired upon exercise of such Options or SARs (or proceeds of sale thereof), as the

Committee may prescribe in its discretion or as may be required by applicable law or regulation.

(F)	No dividends or dividend equivalents shall be granted in connection with a grant of Options or SARs.

(G)
Notwithstanding any other provision of this Plan or any Award Terms (other than this Section), on the last trading day on which all or a portion of an outstanding Option and/or SAR may be exercised, if as of the close of trading on such day the then Fair Market Value of a share of Stock exceeds the per share exercise price of the Option and/or SAR by at least $0.50 (such expiring portion of an Option and/or SAR that is so in-the-money, an “Auto-Exercise Eligible Option/SAR”), the Grantee shall be deemed to have automatically exercised such Auto-Exercise Eligible Option/SAR (to the extent it has not previously been exercised or forfeited) as of the close of trading in accordance with the provisions of this Section.  In the event of an automatic exercise pursuant to this Section, the Company shall reduce the number of shares of Stock issued to the Grantee upon such Grantee’s automatic exercise of the Auto-Exercise Eligible Option/SAR in an amount necessary to satisfy (1) the Grantee’s exercise price obligation for the Auto-Exercise Eligible Option/SAR, and (2) the minimum applicable Federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements arising upon the automatic exercise (unless the Committee deems that a different method of satisfying such withholding obligations is practicable and advisable), in each case based on the Fair Market Value of the Stock as of the close of trading on the date of exercise.  In accordance with procedures established by the Committee, a Grantee may notify the Company’s record-keeper in writing in advance that he or she does not wish for the Auto-Exercise Eligible Option/SAR to be exercised.  This Section shall not apply to any Option and/or SAR to the extent that the Committee determines that this Section causes the Option and/or SAR to fail to qualify for favorable tax treatment under applicable law.  In its discretion, the Company may determine to cease automatically exercising Options and/or SARs at any time.

(ii)	Restricted Stock.

(A)
The Committee may grant Awards of Restricted Stock to eligible participants in the Plan, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Terms.  At the time of grant of an Award of Restricted Stock, the Committee may impose such restrictions or conditions on such Awards as it, in its discretion, deems appropriate, including, but not limited to, restrictions or conditions to the vesting of such Awards, including the achievement of Performance Goals, restrictions on transferability of, or provisions for recovery of, the shares of Restricted Stock (or proceeds of sale thereof).

(B)
The Committee shall determine the price, which, to the extent required by law, shall not be less than par value of the Stock, if any, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award.

(C)
Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D)
Unless otherwise provided in the applicable Award Terms, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan.  Unless otherwise provided in the applicable Award Terms, any dividend on a Restricted Stock Award shall be retained and paid to the Grantee only upon the vesting of the Restricted Stock Award to which the dividend is attributable.

(E)
Upon the Termination of a Grantee, the Restricted Stock granted to such Grantee, including all dividends retained by the Company with respect thereto, shall be forfeited, unless otherwise provided in the terms and conditions specified in the applicable Award Terms.

(iii)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to eligible participants in the Plan, subject to the following terms and conditions:

(A)
At the time of grant of an Award of Restricted Stock Units, the Committee may impose such restrictions or conditions on such Awards as it, in its discretion, deems appropriate, including, but not limited to, restrictions or conditions to the vesting of such Awards, including the achievement of Performance Goals, restrictions on transferability of, or provisions for recovery of, the shares acquired upon vesting of such Restricted Stock Units (or proceeds of sale thereof).  Unless otherwise provided in Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the

Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests (but in any event within such period as is required to avoid the imposition of a tax under Section 409A of the Code), that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(B)
Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Award is earned or vested), which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee.  Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the notional reinvestment of such credited amounts in Stock equivalents.

(C)	Upon the Termination of a Grantee, the Restricted Stock Units granted to such Grantee shall be forfeited, unless otherwise provided in the applicable Award Terms.

(iv)	Other Stock-Based Awards and Cash-Based Awards.

(A)
The Committee is authorized to grant Awards to eligible participants in the Plan in the form of Other Stock-Based Awards or Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan.  At the time of grant of an Other Stock-Based Award or Cash-Based Award, the Committee may impose such restrictions or conditions on such Awards as it, in its discretion, deems appropriate, including, but not limited to, restrictions or conditions to the vesting of such Awards, including the achievement of Performance Goals, restrictions on transferability of, or provisions for recovery of, any shares (or proceeds of sale thereof) or cash acquired upon vesting of such Other Stock-Based Award or Cash-Based Award.

(B)
The Committee may establish such other rules applicable to Other Stock-Based Awards or Cash-Based Awards intended to constitute performance-based compensation under Section 162(m) of the Code to the extent not inconsistent with Section 162(m) of the Code.  With respect to any such Award, no payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained.

(C)	Payments earned in respect of any Other Stock-Based Award or Cash-Based Award may be decreased in the sole discretion of the

Committee based on such factors as it deems appropriate.  Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 5(d) hereof.

(c)	Change in Control. Unless otherwise evidenced in the Award Terms:

(i)
Performance Awards.  In the event that a Change in Control of the Company occurs during a Performance Period, then immediately prior to the Change in Control, (1) the Performance Goals subject to each outstanding Award shall be deemed to be achieved at the actual level of performance based on an assumed Performance Period ending as of the date immediately prior to the Change in Control, (2) such Award shall cease to be subject to the achievement of the Performance Goals and (3) such Award shall vest in full at the end of the Performance Period provided the Grantee is employed by or is providing services to the Company, its successor or affiliate on such date, subject to the terms of this Section 6(c).

(ii)
Continuation/Assumption/Substitution of Awards.  With respect to each outstanding Award that is continued, assumed or substituted in connection with a Change in Control of the Company, in the event of the Termination of a Grantee by the Company, its successor or affiliate thereof without Cause or the resignation of the Grantee with Good Reason, in either case, within eighteen (18) months following such Change in Control, then:

(A)	Any and all Options and Stock Appreciation Rights granted hereunder shall become exercisable, and shall remain exercisable throughout their term;

(B)
Any restriction periods and restrictions imposed on all outstanding Awards of Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash-Based Awards shall lapse and such Awards shall be settled as soon a reasonably practicable, but in no event later than ten (10) days following such Termination of the Grantee; and

(C)
Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of Termination of the Grantee, but the Company shall pay such Award on its scheduled payment date (which may be a “separation from service” within the meaning of Section 409A of the Code), but in no event more than 90 days following the scheduled payment date.

(iii)
No Continuation/Assumption/Substitution of Awards.  With respect to each outstanding Award that is not continued, assumed or substituted in connection with a Change in Control of the Company, immediately prior to the occurrence of the Change in Control,

(A)	Any and all Options and Stock Appreciation Rights granted hereunder shall become exercisable upon the occurrence of such Change in Control;

(B)
Any restriction periods and restrictions imposed on all outstanding Awards of Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash-Based Awards shall lapse and such Awards shall be settled as soon a reasonably practicable, but in no event later than ten (10) days following the Change in Control; and

(C)
Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of the Change in Control, but the Company shall pay such Award on its scheduled payment date (which may be a “separation from service” within the meaning of Section 409A of the Code), but in no event more than 90 days following the scheduled payment date.

(iv)
Continued/Assumed/Substituted.  For purposes of this Section 6(c), an Award shall be considered continued, assumed or substituted for if, following the Change in Control, the Award (1) is based on shares of common stock that are traded on an established U.S. securities market; (2) provides the Grantee (or each Grantee in a class of Grantees) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and (3) have substantially equivalent economic value (intrinsic value in the case of an Option or SAR) to such Award (determined at the time of the Change in Control).

(v)
Cashout of Awards.  Notwithstanding any other provision of the Plan, with respect to each outstanding Award that is not continued, assumed or substituted in connection with a Change in Control of the Company as determined in the sole discretion of the Committee and except as would otherwise result in adverse tax consequences under Section 409A of the

Code, the Committee may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (x) the excess (if any) of the consideration paid per share in the Change in Control over the exercise or purchase price per share subject to the Award multiplied by (y) the number of shares granted under the Award.  Without limiting the generality of the foregoing, in the event that the consideration paid per share in the Change in Control is greater than or equal to the exercise or purchase price per share subject to the Award, then the Committee may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.

7.	GENERAL PROVISIONS.

(a)
Heirs and Successors.  The terms of the Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any Person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

(b)
Transferability.  Awards granted under the Plan are not transferable except (i) as designated by the Grantee by will or by the laws of descent and distribution or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Grantee’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise.  If any rights exercisable by a Grantee or benefits deliverable to a Grantee under any Award Terms under the Plan have not been exercised or delivered, respectively, at the time of the Grantee’s death, such rights shall be exercisable by the Designated Beneficiary (as defined below), and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the applicable terms of the Award Terms and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Grantee to receive benefits under the Company’s group term life insurance plan or such other person or persons as the Grantee may designate by notice to the Company.  If a deceased Grantee fails to have designated a beneficiary, or if the Designated Beneficiary does not survive the Grantee, any rights that would have been exercisable by the Grantee and any benefits distributable to the Grantee shall be exercised by or distributed to the legal representative of the estate of the Grantee.  If a deceased Grantee designates a beneficiary and the Designated Beneficiary survives the Grantee but dies before the Designated Beneficiary’s exercise of all rights under the Award Terms or before the complete distribution of benefits to the Designated Beneficiary under the Award Terms, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.  All Options and SARs shall be exercisable, subject to the terms of this Plan, only by the Grantee or any person to whom such Option or SAR is transferred pursuant to this Section 7(b), it being understood that the term Grantee shall include such transferee for purposes of the exercise provisions contained herein.

(c)
No Right to Continued Employment, etc.  Nothing in the Plan or in any Award granted or any Award Terms, or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Terms, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(d)
No Implied Rights.  Neither a Grantee nor any other Person shall, by reason of participation in the Plan or otherwise, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Grantee shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any Person.

(e)
Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property in such amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity in satisfaction of a Grantee’s tax obligations.

(f)
Shareholder Approval; Amendment and Termination.  The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company, which approval must occur within twelve (12) months of the Effective Date.  In the event that the shareholders of the Company do not approve the Plan, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Terms entered into in connection herewith.  The Board may amend, alter or discontinue the Plan or Awards thereunder, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or with respect to which shareholder approval is required by law or under the rules of any stock exchange on which Stock is then listed unless such shareholder approval is obtained.  Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date.  No Awards shall be granted under the Plan after such termination date; provided that Awards granted prior to such termination date shall continue in effect following such termination date in accordance with their terms (including those set forth in the Plan) notwithstanding the occurrence of the termination date.

(g)
No Rights to Awards; No Shareholder Rights.  No individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees.  No individual shall have any right to an Award or to payment or settlement under any Award unless and until the Committee or its designee shall have determined that an Award or payment or settlement is to be made.  Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by the Award until the date of the issuance of such shares.

(h)
Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)
No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Regulations and Other Approvals.

(i)
The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)
Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)
In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may cause appropriate legends to be inscribed on the applicable stock certificates and/or to require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(k)
Section 409A.  The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith.  Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Grantee shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Grantee under the Plan or any Award until the Grantee would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code.  Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service, the settlement and payment of such awards (or other amounts) shall be delayed until the first business day after the date that is six (6) months following such separation from service (or death, if earlier) to the extent necessary to avoid the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code.  Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code.  The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.  The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

(l)
Recoupment.  Notwithstanding anything to the contrary in the Plan or any Award Terms, each Grantee who receives an Award under the Plan shall be conclusively deemed to have consented to the applicability to such Award of the Company’s “clawback” policy (as may be in effect from time to time) with respect to recoupment of incentive compensation in the event of misconduct by the Grantee or a restatement of the Company’s financial statement, or as otherwise required by law or as determined by the Board or the Committee.

(m)
Prohibition on Repricing.  In no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without shareholder approval.

(n)
Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.